EXHIBIT 99.1

News release

HP Announces Press Briefing on Board Leak Investigation

Editorial contacts:

Robert Sherbin

+1 650 857 2381

robert.sherbin@hp.com

Ryan J. Donovan

+1 650 857 8410

ryan.j.donovan@hp.com

Michael Moeller

+ 1 650 2363028

michael.moeller@hp.com

RSVP for Press Briefing:

HP Media Hotline

+1 866 266 7272

pr@hp.com

www.hp.com/go/newsroom

Hewlett-Packard Company

3000 Hanover Street

Palo Alto, CA 94304

www.hp.com

PALO ALTO, Calif., Sept. 21, 2006 – HP today announced that Mark Hurd, HP chief executive officer and president, will lead a press conference on Friday, Sept. 22, at 1:05 p.m. PT, to discuss the actions HP is taking to address issues regarding the investigation of leaks from its boardroom.

The press conference, to be held in the company’s Palo Alto head office and also will be webcast, will include a representative from the outside law firm of Morgan, Lewis & Bockius. The representative will provide information regarding the investigation of the leaks.

Morgan Lewis was retained on Sept. 8 by HP to conduct a comprehensive analysis of the leak investigations. Morgan Lewis also is representing HP in connection with several government inquiries.

“This has nothing to do with the strategy or operations of HP,” said Hurd. “What began as an effort to prevent the leaks of confidential information from HP’s boardroom ended up heading in directions that were never anticipated. HP is working hard to determine exactly what took place and when, and without all the facts it has been difficult for us to respond to the questions that have been raised. We plan to give as much clarity as we can to these matters.”

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended July 31, 2006, HP revenue totaled $90.0 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

© 2006 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

9/2006